EXHIBIT 99.3

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
ANALYSIS OF REVENUES AND DRILLING COSTS

(Unaudited)

	FOR THE THREE MONTHS ENDED
	DECEMBER 31, 2007

		DRILLING
	REVENUES	COSTS
	(In Millions)

ATWOOD HUNTER	$ 28.7	$ 7.6
ATWOOD SOUTHERN CROSS	20.3	7.6
ATWOOD FALCON	17.2	5.5
VICKSBURG	14.0	4.4
ATWOOD EAGLE	12.3	9.9
ATWOOD BEACON	10.5	4.4
SEAHAWK	7.2	8.7
RICHMOND	0.8	1.7
OTHER	-	1.3
	111.0	51.1